Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form F-3 (Nos. 333-130048 and 333-137153) and Form S-8 (Nos. 333-136957, 333-110696, 333-100971 and 333-11650) of B.O.S. Better Online Solutions Ltd. of our report dated March 26, 2007, with respect to the consolidated financial statements of B.O.S. Better Online Solutions Ltd. Included in this Annual Report on Form 20-F for the year ended December 31, 2006.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
June 3, 2007
Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global